UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2010

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On March 31, 2010, the Company will hold a conference call for financial advisors to review fourth quarter 2009 financial results and highlight portfolio performance. A copy of the script for that call, appearing as Exhibit 99.1, and a copy of the presentation materials to be used during that call, appearing as Exhibit 99.2, are furnished and not filed pursuant to Regulation FD.

The script and presentation materials include information about Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”).  FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate assets.  MFFO excludes impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs that were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.

Accordingly, we believe that FFO is helpful to stockholders and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  We believe that MFFO is helpful to stockholders and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes.  By providing FFO and MFFO, we present information that reflects how our management analyzes our long-term operating activities.  We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or have derivatives or acquisition activities.  The following table presents our calculation of FFO and MFFO for the years ended December 31, 2009, 2008, and 2007 and provides additional information related to our FFO and MFFO (in thousands, expect per share):

	Year Ended
	2009	2008	2007
Net loss	$(47,960)	$(44,729)	$(4,257)
Net loss attributable to noncontrolling interest	10,923	10,028	401
Adjustments for:
Real estate depreciation and amortization per income statement	29,975	25,661	13,069
Pro rata share of unconsolidated JV depreciation and amortization (1)	4,980	3,290	564
Noncontrolling interest depreciation & amortization(2)	(3,982)	(2,734)	(515)
Funds from operations (FFO)	$(6,064)	$(8,484)	$9,262
Other Adjustments:
Impairment charge	15,522	19,413	—
Noncontrolling interest share of impairment charge	(2,373)	(2,453)	—
(Gain) loss on derivatives not designated as hedging instruments	(1,613)	2,383	—
Noncontrolling interest share of (gain) loss on derivatives not designated as hedging instruments	80	(119)	—
MFFO	$5,552	$10,740	$9,262

GAAP weighted average shares:
Basic and diluted	55,352	54,529	36,338
MFFO per share	$0.10	$0.20	$0.25

(1) This represents the depreciation and amortization expense of our share of depreciation and amortization expense of the properties which we account for under the equity method of accounting.

(2) This reflects the noncontrolling interest adjustment for the third-party partners’ proportionate share of the real estate depreciation and amortization.

Item 9.01.              Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1         Script for Conference Call

99.2                           Behringer Harvard Opportunity REIT I, Inc. Fourth Quarter Update Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: March 31, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Script for Conference Call

99.2	Behringer Harvard Opportunity REIT I, Inc. Fourth Quarter Update Presentation